UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2019
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2019, DXC Technology Company and a merger subsidiary (collectively, “DXC”) entered into an agreement (the “Merger Agreement”) to acquire all of the outstanding shares of Luxoft Holding, Inc (“Luxoft”) for $59 per share in cash (the “Cash Consideration”) pursuant to a merger (the “Merger”). The transaction will conclude with Luxoft continuing as a wholly-owned subsidiary of DXC.

IBS Group Holding Limited, Luxoft’s controlling shareholder, which controls approximately 83% of the aggregate voting power of Luxoft, has approved the Merger Agreement and the Merger and has agreed that it will not revoke or otherwise negate the approval. In addition, Dmitry Loschinin, Luxoft’s chief executive officer, entered into a voting agreement with DXC and agreed to vote his Luxoft shares in support of the Merger and against any alternative proposal that may be presented to the holders of Luxoft shares.

Luxoft and DXC have made customary representations and warranties and agreed to customary covenants in the Merger Agreement. The parties to the Merger Agreement have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including antitrust approvals, subject to certain exceptions. Luxoft may not engage in any discussions regarding a potential acquisition of Luxoft with any party other than DXC or its affiliates or otherwise enter into any agreement with respect to, or solicit, initiate, propose or knowingly encourage any proposal regarding, an alternative transaction. The Merger Agreement contains certain customary termination rights for both Luxoft and DXC. Luxoft does not have the ability to terminate the Merger Agreement in order to enter into an alternative transaction.
The closing of the Merger is subject to customary conditions, including (i) the receipt of antitrust clearances, (ii) the absence of any law, order or other governmental action preventing or restraining the consummation of the Merger, (iii) the accuracy of the representations and warranties of each party in the Merger Agreement, (iv) compliance in all material respects by each party with its covenants under the Merger Agreement, and (v) the absence of a material adverse effect on Luxoft.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description of all the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events.

On January 7, 2019, DXC and Luxoft issued a joint press release announcing entry into the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

All written or oral statements made by DXC in this communication that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside DXC’s control, and no assurance can be given that the results described in such statements will be achieved. Many factors could cause actual results to differ materially from such forward-looking statements with respect to the transaction announced above including risks relating to the completion of the transaction on anticipated timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, inability to achieve expected synergies, loss of revenues, delay or business disruption caused by difficulties in integrating the businesses of DXC and Luxoft. For a written description of risk factors that could cause actual results in DXC’s and/or Luxoft’s business to differ materially from forward looking statements regarding those matters, see the section titled “Risk Factors” in DXC’s most recent Annual Report on Form 10-K, DXC’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2018 and September 30, 2018, Luxoft’s most recent Annual Report on Form 20-F and any updating information in subsequent SEC filings of each company, as well as the Information Statement to be furnished by Luna on Form 6-K, once available. DXC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1
Merger Agreement, dated January 6, 2019, by and among DXC Technology Company, Luna Equities, Inc. and Luxoft Holding, Inc (incorporated by reference to Exhibit 99.1 to Luxoft Holding, Inc's Report of Foreign Private Issuer on Form 6-K (filed January 7, 2019) (file no. 001-35976))

99.1
Joint Press Release of DXC Technology Company and Luxoft Holding, Inc, dated January 7, 2019 (incorporated by reference to Exhibit 99.2 to Luxoft Holding, Inc's Report of Foreign Private Issuer on Form 6-K (filed January 7, 2019) (file no. 001-35976))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	January 10, 2019	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer